As filed with the Securities and Exchange Commission on July 1, 1998
                                                Registration No. 333-___________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                _______________

                             SHERIDAN ENERGY, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                                         76-0507664
  (I.R.S. Employer                          (State or other jurisdiction of
  Identification No.)                        incorporation or organization)

                           1000 Louisiana, Suite 800
                              Houston, Texas 77002
                                 (713) 651-7899
                    (Address of principal executive offices)

                             SHERIDAN ENERGY, INC.
                          1997 FLEXIBLE INCENTIVE PLAN
                                      and
                             SHERIDAN ENERGY, INC.
                          1998 FLEXIBLE INCENTIVE PLAN
                            (Full title of the plan)

                                                  Copy to:

MICHAEL A. GERLICH, VICE PRESIDENT            ARTHUR S. BERNER, ESQ.
  AND CHIEF FINANCIAL OFFICER             WINSTEAD SECHREST & MINICK P.C.
    SHERIDAN ENERGY, INC.                    910 TRAVIS, SUITE 2400
   1000 LOUISIANA, SUITE 800                  HOUSTON, TEXAS 77002
    HOUSTON, TEXAS 77002                        (713) 650-2729
      (713) 651-7899

      (Name and address, including
     zip code, and telephone number,
including area code, of agent for service)

-------------------------------------------------------------------------------------------------
                                 CALCULATION OF REGISTRATION FEE
=================================================================================================
                                                 PROPOSED            PROPOSED
       TITLE OF               AMOUNT              MAXIMUM             MAXIMUM         AMOUNT OF
      SECURITIES               BEING          OFFERING PRICE         AGGREGATE       REGISTRATION
   BEING REGISTERED        REGISTERED(1)       PER SHARE(2)      OFFERING PRICE(2)       FEE
-------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share      700,000 Shares              $3.875          $2,712,500           $800.19
=================================================================================================

 (1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the Plan by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separate reorganization or the like of or by the Registrant.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low prices for the Common Stock of the Registrant as quoted in the NASDAQ SmallCap Market System on June 26, 1998.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   Plan Information *

ITEM 2.   Registrant Information and Employee Plan Annual Information *
__________
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents (as filed with the Securities and Exchange Commission (the "Commission") by the Registrant) are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 and Quarterly Report on Form 10-QSB for the period ended March 31, 1998.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

     (c) The description of the Common Stock contained in the Registrant's Prospectus filed with the Commission on August 23, 1996 as part of the Registrant's Registration Statement on Form S-4 (Registration No. 333-10729), and amendments thereto.

     (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, including an employee benefit plan. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, except that no indemnification shall be made in connection with any action or suit by or in the right of the corporation to procure a judgment in its favor in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court deems proper. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 145 also provides that to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 145 further provides that any indemnification (unless ordered by a court) must be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination must be made (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     Section 145 also provides that expenses (including attorneys' fees) incurred by an officer or director in defending or settling any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation.

     Section 145 further provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Article Thirteenth of the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify and hold harmless any person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, in accordance with provisions corresponding to Section 145.

     Section 6 of Article VIII of the Registrant's Bylaws also requires the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 and the Certificate of Incorporation of the Registrant. In addition, the Company has entered into indemnification agreements with its directors and certain of its officers.

     Section 145 further provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the authority to indemnify him against such liability and expenses under the provisions described in the preceding paragraphs. The Registrant maintains liability insurance covering its directors and officers.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. Article Twelfth of the Registrant's Certificate of Incorporation eliminates liability of directors of the Registrant to the Registrant or its shareholders for monetary damages for breach of fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware.

     The foregoing discussion is qualified in its entirety by reference to the General Corporation Law of the State of Delaware and the Registrant's Certificate of Incorporation and Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER                               DESCRIPTION
           4.1   Sheridan Energy, Inc. 1997 Flexible Incentive Plan - filed herewith.
           4.2   Sheridan Energy, Inc. 1998 Flexible Incentive Plan - filed herewith.
           5     Opinion of Winstead Sechrest & Minick P.C. as to the legality of the securities being registered - filed herewith.
          23.1   Consent of Price Waterhouse, LLP, independent public
                 accountants - filed herewith.
          23.2   Consent of Winstead Sechrest & Minick P.C. (included in the opinion filed as Exhibit 5 to this Registration Statement).
          24     Powers of Attorney (included on signature page).


ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) to include any information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Houston, State of Texas, on July 1, 1998.


                                      SHERIDAN ENERGY, INC.



                                     /s/ B.A. Berilgen
                                     -------------------------------------------
                                     By:   B.A. Berilgen
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

      Each of the undersigned constitutes and appoints B.A. Berilgen and Michael
A. Gerlich, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission and/or any state securities department or any other federal or state agency or governmental authority, any and all amendments and exhibits to this Registration Statement and any other documents in connection therewith, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, whether substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the day of July 1, 1998.


           Name                            Title                      Date
           ----                            -----                      ----
/s/ B.A. Berilgen            President and Chief Executive
------------------------     Officer (Principal Executive         July 1, 1998
B.A. Berilgen                Officer)

           Name                            Title                      Date
           ----                            -----                      ----
/s/ Michael A. Gerlich       Vice President, Director and         July 1, 1998
------------------------     Chief Financial Officer
Michael A. Gerlich           (Principal Financial Officer)

/s/ Jonathan P. Carroll      Director                             July 1, 1998
------------------------
Jonathan P. Carroll


/s/ W. Craig Childers        Director                             July 1, 1998
------------------------
W. Craig Childers


/s/ D. Bradley Dunn          Director                             July 1, 1998
------------------------
D. Bradley Dunn


/s/ David H. Scheiber        Director                             July 1, 1998
------------------------
David H. Scheiber


/s/ Jeffrey E. Susskind      Director                             July 1, 1998
------------------------
Jeffrey E. Susskind